Exhibit 10.20

BARRETT BUSINESS SERVICES, INC.

SUMMARY OF COMPENSATION ARRANGEMENTS

FOR NON-EMPLOYEE DIRECTORS

As of March 15, 2012, compensation arrangements for non-employee directors of Barrett Business Services, Inc. (the “Company”), consist of (a) an annual retainer of $36,000 ($54,000 to the Chairman of the Board) payable in cash in monthly installments and (b) annual cash compensation of $10,000, $5,000, $5,000 and $3,000 payable in cash annually to the Audit, Compensation, Investment, and Corporate Governance and Nominating Committee chairs, respectively. The Compensation Committee may also grant awards of stock-based compensation under the Company’s 2009 Stock Incentive Plan to the Company’s directors from time to time in its discretion.